Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
     We hereby consent to the inclusion in this Annual Report on Form 40-F of Crystallex International Corporation of our report dated March 31, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in this Annual Report on Form 40-F for the year ended December 31, 2008.
     We also consent to the incorporation by reference in the Registration Statements on Forms F-3 (Nos. 333-108878, 333-125380,
333-101583 and 333-91402) and S-8 (No. 333-126128) of Crystallex International Corporation of our report dated March 31, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Crystallex International Corporation’s Annual Report on Form 40-F for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP
Toronto, Canada	PricewaterhouseCoopers LLP
March 31, 2009	Chartered Accountants, Licensed Public Accountants